UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A
 (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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Adtalem Global Education Inc.
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ADTALEM GLOBAL EDUCATION INC.
3005 Highland Parkway
Downers Grove, IL 60515-5799

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS,
TO BE HELD ON NOVEMBER 8, 2017

Reference is made to the definitive proxy statement on Schedule 14A filed by Adtalem Global Education Inc. (“Adtalem”) with the U.S. Securities and Exchange Commission (“SEC”) on October 4, 2017 (the “Original Filing”) and made available to Adtalem’s shareholders in connection with the solicitation of proxies by Adtalem’s Board of Directors for the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournment and postponement of the Annual Meeting. The Original Filing contains important additional information. This supplement should be read in conjunction with the proxy statement.

The purpose of this supplement is to provide updated information about the terms of the Third Amended and Restated Incentive Plan of 2013 (the “2013 Plan”), which shareholders have been asked to approve as described in Proposal No. 5 in the Original Filing.

On October 10, 2017 Adtalem’s Board of Directors approved an amendment and restatement of the 2013 Plan, set forth in its entirety, as amended and restated, in Appendix A hereto, that changes a one-year minimum vesting requirement (the “Minimum Vesting Requirement”) as follows: (1) exceptions to the Minimum Vesting Requirement for awards to non-employee directors and for awards issued pursuant to Section 16 of the Securities and Exchange Act of 1934 were eliminated and (2) an overall exception for awards covering less than 10% of the shares reserved for issuance under the 2013 Plan was reduced to apply to wards covering less than 5% of the shares reserved for issuance under the 2013 Plan. Adtalem hereby revises Proposal 5 to reflect the terms of such amendment and restatement and request approval of the 2013 Plan, as amended and restated.

The section of Proposal 5 entitled “Minimum Vesting Period” is amended as set forth below. Deleted text is shown below as crossed through, and new text is shown below as underlined.

Under the 2013 Plan as currently in effect, the Compensation Committee, CEO or other designated officer determines the vesting rules that apply to all equity-based awards. Under the proposed amendment and restatement of the 2013 Plan, all newly issued equity awards, including Stock Options, SARs, Restricted Stock and Restricted Stock Units, and Performance Stock and Performance Stock Units, will have a minimum vesting period of one year. Awards ~~to non-employee directors, awards issued pursuant to the assumption of or in substitution for awards previously issued by companies acquired by Adtalem, and awards~~ covering not more than ~~10~~5% of the total number of shares that may be issued under the 2013 Plan issued in special circumstances such as the hire of a new Participant, are exempt from this requirement. In addition, an Award may provide for vesting prior to one year in circumstances such as termination without cause, death, disability, ~~change in control~~ or retirement.

Appendix A of the Original Filing is replaced in its entirety by Appendix A hereto, which sets forth the full text of the 2013 Plan, as amended and restated. The Plan, as so amended and restated, will be presented for shareholder approval at the Annual Meeting. All votes cast with respect to Proposal No. 5 will constitute a vote on the Plan, as so amended and restated.

There are no revisions to the Original Filing other than the above-described revisions related to the 2013 Plan. Adtalem’s Board of Directors recommends that you vote FOR Proposal No. 5, approval of the 2013 Plan, as amended by this supplement.

Your vote is important. Please Note: Adtalem is not sending a revised proxy card. If you have not already voted your shares, we encourage you to do so. If you have already voted your shares and do not wish to change your vote, no further action is necessary. If you wish to change your vote, you may revoke your proxy and change your vote at any time before the proxy is voted at the Annual Meeting by (1) notifying Adtalem in writing that the proxy has been revoked, (2) submitting a later-dated proxy by mail, over the telephone or through the Internet, or (3) voting in person at the Annual Meeting.

If you have not voted or you wish to change your vote, you may vote your shares as follows:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 8, 2017 — Our Proxy Statement and the Adtalem Global Education Inc. Annual Report for 2017 are available at www.proxyvote.com.

The date of this Supplement is October 11, 2017.

APPENDIX A

Adtalem Global Education Inc.
 Fourth Amended and Restated Incentive Plan of 2013

1.            Purpose; Relationship to 2005 Plan.  The purposes of the Adtalem Global Education Inc. Fourth Amended and Restated Incentive Plan of 2013 (the “Plan”) are (i) to encourage outstanding individuals to accept or continue employment with Adtalem Global Education Inc., formerly known as DeVry Education Group Inc.  (“ATGE” or the “Company”) and its subsidiaries or to serve as directors of ATGE, and (ii) to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and ATGE’s stockholders by providing them stock options and other stock and cash incentives.

The Company currently maintains the DeVry Inc. Incentive Plan of 2005 (the “2005 Plan”).  Upon approval of the Plan by the stockholders pursuant to Section 23, no further grants will be made under the 2005 Plan, but all prior grants under the 2005 Plan will remain outstanding in accordance with their terms.  If the Plan is not approved by the stockholders, the 2005 Plan will remain in effect.

The Board of Directors of the Company originally approved the Plan, subject to stockholder approval, on May 15, 2013 and amended and restated the Plan on October 28, 2013, subject to shareholder approval, to reduce the number of shares available under the Plan pursuant to Section 4 below.  On November 6, 2013, the stockholders of ATGE approved the Plan and a change of the Company’s name from DeVry Inc. to DeVry Education Group Inc.  In furtherance of such name change, and under authority delegated by the Board of Directors, the Plan was amended and restated a second time on November 6, 2013 solely to reflect the Company’s new name.  On May 22, 2017, the stockholders of ATGE approved a change in the Company’s name from DeVry Education Group Inc. to Adtalem Global Education Inc.  On August 23, 2017, the Board of Directors approved a third amendment and restatement of the Plan, subject to approval of the stockholders, in order to reflect the Company’s new name, to increase the number of shares available for grant under the Plan, and to make certain other changes.  On October 10, 2017, and prior to approval of the third amendment and restatement, the Board of Directors approved a fourth amendment and restatement of the Plan, to be submitted to the stockholders for approval in lieu of the third amendment and restatement.  The fourth amendment and restatement shall supersede the third amendment and restatement in its entirety, and the third amendment and restatement shall have no force or effect.

2.            Administration. The Plan will be administered by the Compensation Committee (the “Committee”) of the ATGE Board of Directors (the “Board”), which consists of two or more directors as the Board may designate from time to time, each of whom shall satisfy such requirements as:

(a)            the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the “Exchange Act”);

(b)            the New York Stock Exchange may establish pursuant to its rule-making authority; and

(c)            the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Committee shall have the authority to construe and interpret the Plan and any awards granted thereunder, to establish and amend rules for Plan administration, to change the terms and conditions of options and other awards at or after grant (subject to Section 19), and to make all other determinations which it deems necessary or advisable for the administration of the Plan.  The determinations of the Committee shall be made in accordance with their judgment as to the best interests of ATGE and its stockholders and in accordance with the purposes of the Plan.  A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members.  Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, in writing signed by all the Committee members.  The Committee shall authorize the Company’s chief executive officer (the “CEO”) or one or more other officers of the Company to (i) select employees to participate in the Plan, (ii) determine, from the total number of option shares and other awards approved by the Committee, the number of option shares and other awards to be granted to such participants, and (iii) determine the applicable terms and conditions of such awards, except in each case with respect to awards to officers subject to Section 16 of the Exchange Act or officers who are or may become “covered employees” within the meaning of Section 162(m) of the Code (“Covered Employees”).  Any reference in the Plan to the Committee (other than in Section 19) shall include such authorized officer or officers.  The CEO or such other officer(s) authorized to select employees to receive such option shares and other awards shall provide written notice of all such action to the Committee.

Awards to the CEO shall be approved by a subcommittee of the Board consisting of all directors who meet the requirements of (a), (b) and (c) above, which shall constitute the “compensation committee” as defined in Section 162(m) of the Code for purposes of such awards.

3.            Participants. Participants may consist of all employees of ATGE and its subsidiaries and all non-employee directors of ATGE.  Any corporation or other entity in which a 50% or greater interest is at the time directly or indirectly owned by ATGE shall be a subsidiary for purposes of the Plan.  Designation of a participant in any year shall not require the Committee to designate that person to receive an award in any other year or to receive the same type or size of award as granted to the participant in any other year or as granted to any other participant in any year.  The Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall consider all factors deemed relevant in selecting participants and in determining the type and amount of their respective awards.

4.            Shares Available under the Plan.

(a)            There is hereby reserved for issuance under the Plan an aggregate of 7,800,000 shares of ATGE common stock.  If there is (i) a lapse, expiration, termination or cancellation of any Stock Option or other award granted under the Plan or the 2005 Plan prior to the issuance of shares thereunder or (ii) a forfeiture of any shares of restricted stock or shares subject to stock awards granted under the Plan or the 2005 Plan prior to vesting, the shares subject to these options or other awards shall be added to the shares available for awards under the Plan.  Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant; provided that shares that are withheld for payment of the exercise price of a Stock Option, or for payment of tax withholding, shall be treated as issued.  The total number of shares covered by a Stock Appreciation Right, rather than the net number of shares issued, shall be counted as used upon exercise of the right.  In addition, any shares covered by a Stock Option, Stock Appreciation Right, or an award of Restricted Stock, Restricted Stock Units, or Performance Shares shall be treated as issued even if the award is settled in cash.  All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by ATGE.

(b)            During any fiscal year, no individual participant other than a non-employee director may receive Stock Options relating to more than 50% of the total number of shares reserved pursuant to the first sentence of this Section 4 (as amended from time to time), and no individual participant may receive Stock Appreciation Rights relating to more than 50% of the total number of shares reserved pursuant to the first sentence of this Section 4 (as amended from time to time).  The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Section 15 hereof.  All of the available shares (without adjustment) may, but need not, be issued pursuant to the exercise of Incentive Stock Options.

(c)            During any fiscal year, no non-employee director may receive grants for more than 50,000 shares.

5.            Types of Awards. Awards under the Plan shall consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Stock Units, Performance Cash Awards, Annual Management Incentive Awards and Other Stock or Cash Awards, all as described below.

6.            Stock Options. Stock Options may be granted to participants, at any time as determined by the Committee.  The Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall determine the number of shares subject to each option and whether the option is an Incentive Stock Option.  The option price for each option shall be determined by the Committee, but shall not be less than 100% of the fair market value of ATGE’s common stock on the date the option is granted.  Each option shall expire at such time as the Committee shall determine at the time of grant.  Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no option shall be exercisable later than the tenth anniversary of its grant.  The option price, upon exercise of any option, shall be payable to ATGE in full by (a) cash payment or its equivalent, (b) tendering previously acquired shares having a fair market value at the time of exercise equal to the option price or certification of ownership of such previously-acquired shares, (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to ATGE the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to ATGE, and (d) such other methods of payment as the Committee, at its discretion, deems appropriate.  In no event shall the Committee (a) cancel any outstanding Stock Option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the option price of an outstanding option, or (b) cause any Stock Option to be repurchased or otherwise cancelled in exchange for a payment of any form of consideration if the exercise price is greater than the fair market value of the shares covered by the Stock Option.

7.            Stock Appreciation Rights. Stock Appreciation Rights (“SARs”) may be granted to participants at any time as determined by the Committee.  The Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall determine the number of SARs to be granted to each participant.  A SAR may be granted in tandem with a Stock Option granted under this Plan or on a free-standing basis.  The grant price of a tandem SAR shall be equal to the option price of the related option.  The grant price of a free-standing SAR shall be equal to the fair market value of ATGE’s common stock on the date of its grant.  A SAR may be exercised upon such terms and conditions and for the term as the Committee in its sole discretion determines; provided, however, that the term shall not exceed the option term in the case of a tandem SAR or ten years in the case of a free-standing SAR.  Upon exercise of a SAR, the participant shall be entitled to receive payment from ATGE in an amount determined by multiplying the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised.  The payment may be made in cash or stock, at the discretion of the Committee.  In no event shall the Committee (a) cancel any outstanding SAR for the purpose of reissuing the right to the participant at a lower exercise price or reduce the exercise price of an outstanding SAR, or (b) cause any SAR to be repurchased or otherwise cancelled in exchange for a payment of any form of consideration if the grant price is greater than the fair market value of the shares covered by the SAR.

8.            Restricted Stock and Restricted Stock Units. Restricted Stock and Restricted Stock Units may be awarded to participants under such terms and conditions as shall be established by the Committee.  The Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall determine the amount or number of Restricted Stock and Restricted Stock Units to be granted to each participant.  Restricted Stock Units provide participants the right to receive shares at a future date upon the attainment of certain conditions specified by the Committee.  Restricted Stock and Restricted Stock Units shall be subject to such restrictions and conditions as the Committee determines, including, without limitation, any of the following:

(a)            a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

(b)            a requirement that the holder forfeit such shares or units in the event of termination of employment during the period of restriction.

All restrictions shall expire at such times as the Committee shall specify.

9.            Performance Stock and Performance Stock Units. The Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall designate the participants to whom shares of Performance Stock and Performance Stock Units are to be awarded and determine the number of shares, the length of the performance period and the other terms and conditions of each such award; provided the stated performance period will not be less than 12 months except in the case of a newly hired participant.  Each award of Performance Stock shall consist of a number of shares of stock that shall be issued upon the grant of the award, but shall be subject to forfeiture if the stated performance goals are not achieved, and each award of Performance Share Units shall entitle the participant to a payment in the form of shares of common stock upon the attainment of performance goals, in both cases subject to such other terms and conditions as the Committee may specify.

Notwithstanding satisfaction of any performance goals, the number of shares issued under a Performance Stock award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine.  The maximum number of shares of Performance Stock and Performance Stock Units that may be earned by any Covered Employee in any fiscal year shall not exceed 50% of the total number of shares reserved pursuant to the first sentence of this Section 4 (as amended from time to time).  The Committee may, in its discretion, make a cash payment equal to the fair market value of shares of common stock otherwise required to be issued to a participant pursuant to a Performance Stock Unit award.

10.            Performance Cash Awards. The Committee or, if authorized pursuant to Section 2 hereof, the CEO or one or more other officers of the Company shall designate the participants to whom Performance Cash Awards (“Performance Cash Awards”) are to be awarded and determine the number of units and the terms and conditions of each such award; provided the stated performance period will not be less than 12 months except in the case of a newly hired participant.  Each Performance Cash Award shall entitle the participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee.

Notwithstanding the satisfaction of any performance goals, the amount to be paid under a Performance Cash Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine.  The maximum amount earned by a Covered Employee in any fiscal year may not exceed $5,000,000.  The Committee may, in its discretion, substitute actual shares of common stock for the cash payment otherwise required to be made to a participant pursuant to a Performance Cash Award.

11.            Annual Management Incentive Awards. For each fiscal year commencing with the fiscal year beginning July 1, 2014, there is hereby established an incentive pool equal to 5% of ATGE’s consolidated operating earnings for the fiscal year.  The Committee may, by resolution adopted during the first 90 days of the fiscal year, allocate an incentive pool percentage to each designated participant for each fiscal year; but if the Committee does not adopt a different allocation, then 20% of the incentive pool shall be allocated to each person who is a “named executive officer” of the Company for the fiscal year, as defined by Item 402(a)(3)(i) through (iii) (but not (iv)) of SEC Regulation S-K), determined as of the end of the fiscal year and disregarding any person who is a named executive office solely by reason of having served as principal executive officer or principal financial officer earlier in the fiscal year.  In no event may the incentive pool percentage for any one participant exceed 20% of the total pool, regardless of how many participants are allocated a percentage.  Consolidated operating earnings shall mean the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Special Items.  Special Items shall include (i) gains or losses on the disposition of a business, (ii) changes in tax or accounting regulations or laws, or (iii) the effect of a merger or acquisition, as determined in accordance with generally accepted accounting principles.

As soon as possible after the determination of the incentive pool for a fiscal year, the Committee shall certify each participant’s allocated portion of the incentive pool based upon the percentage established in the preceding paragraph.  The participant’s incentive award then shall be determined by the Committee (or, in the case of the CEO, the outside members of the Board as provided in the last paragraph of Section 2) based on the participant’s allocated portion of the incentive pool subject to reduction in the sole discretion of the Committee.  In no event may the portion of the incentive pool allocated to a participant be increased in any way, including as a result of the reduction of any other participant’s allocated portion, and in no event shall any person be entitled to any Annual Management Incentive Award under this Section 11 until the Committee has affirmatively certified such person’s allocated share of the incentive pool and the final amount of such person’s payment.

12.            Other Stock or Cash Awards. In addition to the incentives described in Sections 6 through 11 above, the Committee may grant other incentives payable in cash or in common stock under the Plan as it determines to be in the best interests of ATGE and subject to such other terms and conditions as it deems appropriate; provided an outright grant of stock will not be made unless it is offered in exchange for cash compensation that has otherwise already been earned by the recipient.

13.            Performance Criteria. Awards of Stock Options, SARs, Performance Stock, Performance Stock Units, Performance Cash Awards and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria, including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of ATGE common stock; return on net assets, equity or stockholders’ equity; market share; total return to stockholders; or measurable student outcomes or satisfaction (“Performance Criteria”).  Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index.  Any Performance Criteria may include or exclude Special Items (as defined in section 11 above).  In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Committee not later than the issuance of an award.

Notwithstanding the foregoing, any award of Performance Stock, Performance Stock Units, or Performance Cash Awards to a Covered Employee shall be subject to the following requirements, unless the Committee determines at the time of grant that the award is not intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code:

(a)            The Performance Criteria for such award shall be established by the earlier of the first 90 days, or the first 25%, of the period of service to which the award relates (which may be the period commencing on the participant’s date of employment, even if the Performance Criteria takes into account periods prior to such date), and at a time when achievement of the Performance Criteria is substantially uncertain.

(b)            The Performance Criteria for such award shall be limited to one or more of the specific Performance Criteria listed above, and shall be stated in terms so that a third party having knowledge of the relevant performance results could calculate the amount to be paid pursuant to the award; provided that the foregoing shall not preclude the Committee from exercising negative discretion to reduce a Covered Employee’s award based upon other criteria, including its subjective evaluation of the Covered Employee, to the extent permitted by the terms of the award.

(c)            The Committee may not in any event increase the amount of compensation payable to the Covered Employee upon the attainment of the Performance Criteria.

(d)            Payment to the Covered Employee may not be made unless the Committee has certified the extent to which the Performance Criteria have been satisfied.

14.            Change in Control.

(a)            No awards granted under the Plan after November 8, 2017 shall vest solely by reason of the occurrence of a Change in Control of ATGE, unless, as a result of the Change in Control, either ATGE (or the successor to its business) is no long publicly traded or all outstanding awards are terminated and the successor to ATGE’s business does not either assume such awards or issue new awards in substitution for such awards, in either of which cases the Committee may provide for accelerated vesting of outstanding awards and make such other adjustments as may be appropriate pursuant to Section 15.

(b)            In the event that a participant’s employment is terminated without cause within two years following a Change in Control not described in Section 14(a) then, except as otherwise provided below, all outstanding Stock Options and SARs shall become vested and exercisable; all restrictions on Restricted Stock and Performance Stock shall lapse; all Performance Cash Awards, Restricted Stock Units and Performance Stock Units shall be paid out as promptly as practicable; provided that to the extent the vesting of any award is based upon the achievement of performance goals, such award shall vest only to the extent that the Committee determines that such goals were either achieved, or would have been achieved, at the time of the termination, or on such other basis as the Committee determines to be equitable.  The Committee may modify the foregoing provisions either in the terms of an award agreement, or, with the participant’s consent, upon a participant’s termination of employment.  For purposes of the Plan, “cause” shall have the meaning set forth in a participant’s award agreement or, if the award agreement does not otherwise specify, shall be determined by the Committee in good faith.

(c)            A “Change in Control” shall mean:

(i)            the sale or disposition by the Company of all or substantially all of the assets of the Company (or any transaction having a similar effect);

(ii)            the consummation of a merger or consolidation of the Company with any other entity other than (A) a merger or consolidation which would result in the voting interests of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting interests of the surviving entity) at least 50% of the combined voting power of the voting interests of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction); or

(iii)            the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the then outstanding voting interests of the Company but excluding, for this purpose, any such acquisition by the Company or any of its affiliates, or by any employee benefit plan (or related trust) of the Company or any of its affiliates.

15.            Adjustment Provisions.

(a)            In the event of any change affecting the shares of ATGE Common Stock by reason of stock dividend, stock split, reverse stock split, spin-off, recapitalization, merger, consolidation, reorganization, share combination, exchange of shares, stock rights offering, liquidation, extraordinary cash dividend, disaffiliation of a subsidiary or similar event, the Committee shall make such adjustments (if any) as it deems appropriate and equitable, in its discretion, to outstanding awards to reflect such event, including without limitation, (1) adjustments in the aggregate number or class of shares which may be distributed under the Plan, the maximum number of shares which may be made subject to an award in any year and in the number, class and option price or other price of shares subject to the outstanding awards granted under the Plan; (2) the substitution of other property (including, without limitation, other securities) for the stock covered by outstanding awards; and (3) in connection with any disaffiliation of a subsidiary, arrangement for the assumption, or replacement with new awards, of awards held by participants employed by the affected subsidiary by the entity that controls the subsidiary following the disaffiliation.

(b)            In the event of any merger, consolidation or reorganization of ATGE with or into another corporation which results in the outstanding common stock of ATGE being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee in its discretion, for each share of common stock then subject to an award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of common stock of ATGE will be entitled pursuant to the transaction.

16.            Substitution and Assumption of Awards. The Board of Directors or the Committee may authorize the issuance of awards under this Plan in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees of ATGE or any subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization other than a Change in Control, upon such terms and conditions as the Committee may deem appropriate.

17.            Nontransferability. Each award granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the participant’s lifetime only by the participant or, in the event of disability, by the participant’s personal representative.  In the event of the death of a participant, exercise of any award or payment with respect to any award shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the award shall pass by will or the laws of descent and distribution.  Notwithstanding the foregoing, at its discretion, the Committee may permit the transfer of an award other than an Incentive Stock Option by the participant, on a general or specific basis, subject to such terms and conditions as may be established by the Committee.

18.            Taxes. ATGE shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice and ATGE may defer making payment or delivery as to any award, if any such tax is payable until indemnified to its satisfaction.  A participant may pay all or a portion of any required withholding taxes arising in connection with the exercise of a Stock Option or SAR or the receipt of shares hereunder by electing to have ATGE withhold shares of common stock, having a fair market value equal to the amount required to be withheld.  All awards under this Plan are intended to be exempt from, or to satisfy, the requirements of Section 409A of the Code, and to the maximum extent permitted by law the Plan and all award agreements shall be so interpreted and administered.  Without limiting the generality of the foregoing, if any participant is a “specified employee” at the time that he incurs a “separation from service”, as both such terms are defined by Section 409A, any amount that becomes payable to such participant by reason of such separation from service that constitutes a form of deferred compensation subject to Section 409A shall not be paid until the earlier of the first day of the seventh month following the month that includes the separation from service or the date of the participant’s death.  Notwithstanding the foregoing, in no event shall the Company, the members of the Committee, or any other person have any obligation to indemnify or reimburse any participant for any additional taxes or penalties imposed on such participant by reason of Section 409A.

19.            Duration, Amendment and Termination. No award shall be granted more than ten years after the date of adoption of this Plan by the Board of Directors; provided, however, that the terms and conditions applicable to any award granted on or before such date may thereafter be amended or modified by mutual agreement between ATGE and the participant, or such other person as may then have an interest therein.  The Board of Directors or the Committee may amend the Plan from time to time or terminate the Plan at any time.  However, no such action, and no amendment or modification of an award, shall reduce the amount of any existing award or change the terms and conditions thereof in a manner that is adverse to the interests of the participant, without the participant’s consent, except as otherwise permitted.  No amendment to the Plan that is material, within the meaning of New York Stock Exchange listing requirements or other applicable law, shall be made without stockholder approval.

20.            Fair Market Value. The fair market value of ATGE’s common stock at any time shall be determined in such manner as the Committee may deem equitable, or as required by applicable law or regulation.

21.            Other Provisions.

(a)            Except as otherwise provided below, no portion of any award shall vest until the first anniversary of the date of grant. The foregoing shall not apply to (i) awards covering in the aggregate a number of shares that does not exceed five percent (5%) of the total number of shares reserved for issuance under the Plan and (ii) awards the vesting of which is accelerated on termination of employment for reasons beyond the control of the participant, as specified by the Committee, including involuntary termination without cause, death, disability, and retirement.

(b)            Any award under the Plan may also be subject to other provisions (whether or not applicable to an award granted to any other participant) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant’s employment, requirements or inducements for continued ownership of common stock after exercise or vesting of awards, forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of an award for such period and upon such terms as the Committee shall determine.

(c)            In the event any award under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules.

(d)            The Committee, in its sole discretion, but subject to the requirements of Section 409A of the Code, may permit or require a participant to have amounts or shares of common stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an award under the Plan (other than a Stock Option or SAR) credited to a deferred compensation or stock unit account established for the participant by the Committee on the Company’s books of account.

22.            Governing Law. The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).

23.            Stockholder Approval. This fourth amendment and restatement of the Plan was adopted by the Board of Directors on October 10, 2017, subject to stockholder approval.  The Plan and any awards granted thereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders; provided, however, that to the extent that any such award could have been made under the terms of the second amendment and restatement of the Plan, such award shall remain in effect and be treated as having been made under the second amendment and restatement of the Plan.